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                                                                     EXHIBIT 2.1

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                               FASTNET CORPORATION
                          (a Pennsylvania corporation),

                              FASTNET MERGER CORP.
                          (a Pennsylvania corporation),

                                  NETAXS, INC.
                           (a New Jersey corporation),

                                       and

                          THE NETAXS, INC. SHAREHOLDERS
                       LISTED ON THE SIGNATURE PAGE HEREOF


                            Dated as of April 4, 2002

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                                TABLE OF CONTENTS

                                                                            PAGE

1.       THE MERGER............................................................1

         1.1      Approval and Filing of Articles of Merger....................1

         1.2      Merger Effective Date........................................1

         1.3      Articles of Incorporation, Bylaws, Board of Directors
                  and Officers of the Surviving Corporation....................2

2.       MERGER CONSIDERATION..................................................2

         2.1      Conversion of Capital Stock; Merger Consideration............2

         2.2      Exchange Procedures..........................................2

         2.3      No Fractional Shares.........................................2

3.       INDEMNITY ESCROW......................................................3

         3.1      Creation of Escrow...........................................3

         3.2      Duration and Terms...........................................3

         3.3      Voting and Investment........................................3

4.       CLOSING; MERGER EFFECTIVE DATE........................................3

         4.1      Closing Date; Location.......................................3

         4.2      Effectiveness of Merger......................................3

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS........4

         5.1      Corporate Existence..........................................4

         5.2      Corporate Power; Authorization; Enforceable Obligations......4

         5.3      Authority; Ownership.........................................4

         5.4      Validity of Contemplated Transactions........................4

         5.5      Capital Stock of the Company.................................5

         5.6      Transactions in Capital Stock................................5

         5.7      No Bonus Shares..............................................5

         5.8      Subsidiaries.................................................5

         5.9      Predecessor Status; etc......................................5

         5.10     Spin-offs by Company.........................................6

         5.11     No Third Party Options.......................................6

         5.12     Financial Statements.........................................6

         5.13     Liabilities and Obligations..................................6

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


         5.14     Accounts and Notes Receivable................................7

         5.15     Permits......................................................7

         5.16     Real and Personal Property...................................7

         5.17     Contracts and Commitments....................................7

         5.18     Redetermination Contracts....................................9

         5.19     Insurance....................................................9

         5.20     Employees....................................................9

         5.21     Employee Benefit Plans and Arrangements.....................10

         5.22     Compliance with Law; Authorizations.........................13

         5.23     Transactions With Affiliates................................14

         5.24     Litigation..................................................14

         5.25     Restrictions................................................14

         5.26     Taxes.......................................................14

         5.27     Intellectual Property Matters...............................15

         5.28     Completeness; No Violations.................................16

         5.29     Existing Condition..........................................16

         5.30     Deposit Accounts; Powers of Attorney........................18

         5.31     Books of Account............................................18

         5.32     Environmental Matters.......................................18

         5.33     No Illegal Payments.........................................19

         5.34     Leases......................................................19

         5.35     Disclosure..................................................20

         5.36     Customers and Suppliers.....................................20

         5.37     Consolidation...............................................20

6.       REPRESENTATIONS AND WARRANTIES OF FASTNET AND NEWCO..................20

         6.1      Corporate Existence.........................................20

         6.2      FASTNET Stock...............................................20

         6.3      Corporate Power and Authorization...........................20

         6.4      No Conflicts................................................21

         6.5      Accuracy of Filings.........................................21

         6.6      Litigation..................................................21

                                      -ii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

         6.7      Certain Proceedings.........................................22

         6.8      Disclosure..................................................22

7.       COVENANTS OF SHAREHOLDERS AND THE COMPANY............................22

         7.1      Existing Condition..........................................22

         7.2      Maintenance of Properties and Assets........................22

         7.3      Employees and Business Relations............................22

         7.4      Maintenance of Insurance....................................22

         7.5      Compliance with Laws, etc...................................22

         7.6      Conduct of Business.........................................22

         7.7      Access......................................................23

         7.8      Press Releases and Other Communications.....................23

         7.9      Exclusivity.................................................23

         7.10     Third Party Approvals.......................................24

         7.11     Notification of Certain Matters.............................24

         7.12     Amendment of Schedules......................................24

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
         SHAREHOLDERS.........................................................25

         8.1      Representations and Warranties; Performance of Obligations..25

         8.2      No Litigation...............................................25

         8.3      Escrow Agreement............................................25

         8.4      Consents and Approvals......................................25

         8.5      Board Representative........................................25

         8.6      Option Plan.................................................25

         8.7      D&O Insurance...............................................25

         8.8      Guaranties..................................................25

         8.9      Warrant.....................................................26

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FASTNET AND NEWCO.............26

         9.1      Representations and Warranties; Performance of Obligations..26

         9.2      No Litigation...............................................26

         9.3      Examination of Financial Statements.........................26

         9.4      No Material Adverse Change..................................26

         9.5      Regulatory Review and Approval..............................26

         9.6      Escrow Agreement............................................26

         9.7      Opinion of Counsel..........................................26

         9.8      Consents and Approvals......................................27

         9.9      Good Standing Certificates..................................27

         9.10     Company Options, Employee Agreements........................28

10.      INDEMNIFICATION; SURVIVAL............................................28

         10.1     General Indemnification by Equityholders....................28

         10.2     Specific Indemnification by Equityholders...................29

         10.3     Indemnification by FASTNET and Newco........................29

         10.4     Third Party Claims..........................................29

         10.5     Limitation of Liabilities; "Basket".........................31

         10.6     Survival of Representations and Warranties..................32

11.      TERMINATION OF AGREEMENT.............................................33

         11.1     Termination.................................................33

         11.2     Automatic Termination.......................................33

12.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION............................33

         12.1     Shareholders................................................33

         12.2     Damages.....................................................34

13.      LOCK-UP AGREEMENTS...................................................34

         13.1     Agreement...................................................34

13.2     Market Stand-Off Agreement...........................................34

         13.3     Intended Third Party Beneficiaries..........................35

         13.4     Incidental Registration Rights..............................35

14.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON FASTNET STOCK.35

         14.1     Investment Intent...........................................35

         14.2     Compliance with Law.........................................35

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

         14.3     Economic Risk; Sophistication...............................35

         14.4     Information Supplied........................................35

         14.5     Accredited Investor.........................................36

         14.6     Legends.....................................................36

15.      POST-CLOSING OBLIGATIONS.............................................36

         15.1     Tax Returns.................................................36

         15.2     Rule 144 Compliance.........................................37

         15.3     Use of Facilities...........................................37

         15.4     Bonus Payments..............................................37

16.      GENERAL..............................................................37

         16.1     Cooperation.................................................37

         16.2     Successors and Assigns......................................33

         16.3     Entire Agreement............................................38

         16.4     Counterparts................................................38

         16.5     Brokers and Agents..........................................38

         16.6     Expenses....................................................38

         16.7     Notices.....................................................39

         16.8     Governing Law...............................................39

         16.9     Exercise of Rights and Remedies.............................40

         16.10    Time........................................................40

         16.11    Reformation and Severability................................40

         16.12    Remedies Cumulative.........................................40

         16.13    Captions....................................................40

         16.14....Representation..............................................40

17.      DEFINITIONS..........................................................40

EXHIBIT A         Plan of Merger

EXHIBIT B         Incidental Registration Rights

ANNEX I           Articles of Merger

ANNEX II          Indemnity Escrow Agreement

ANNEX III         Employee Agreements

ANNEX IV Notes



SCHEDULES

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made as of the 4th day of April, 2002 among FASTNET Corporation, a Pennsylvania corporation ("FASTNET"), FASTNET Merger Corp. ("NEWCO"), a Pennsylvania corporation formed for the sole purpose of effecting this transaction, NETAXS, Inc., a New Jersey corporation (the "COMPANY"), JEFFERY PASQUALE, AVI FREEDMAN, and ELBERT BASOLIS, JR. (the "Principals"), who are shareholders of the Company owning a majority of the voting and ownership interests in the capital stock of the Company, and the additional Company shareholders who subsequently approve this Agreement (collectively referred to with the Principals as the "SHAREHOLDERS").

         WHEREAS, the respective Boards of Directors of FASTNET, Newco and the Company deem it advisable and in the best interests of such entities and their respective shareholders that the Company merge with and into Newco pursuant to this Agreement, the Plan of Merger attached hereto as EXHIBIT A (the "PLAN") and the applicable provisions of the laws of the Commonwealth of Pennsylvania and the State of New Jersey (such transaction being herein called the "MERGER" and the Company, Newco and FASTNET being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS"); and

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties intending to be legally bound hereby, agree as follows:

1.       THE MERGER

         1.1 APPROVAL AND FILING OF ARTICLES OF MERGER. The respective Boards of Directors of the Constituent Corporations, the sole shareholder of Newco and the Principals have approved Articles and a Certificate of Merger, in substantially the form of ANNEX I attached hereto with such changes therein as may be required by the Department of State of the Commonwealth of Pennsylvania and the Department of Treasury of the State of New Jersey (collectively, the "ARTICLES OF Merger"). Promptly following execution of this Agreement, the Company and the Shareholders shall use their respective best efforts to obtain all approvals required by the Company's shareholders and any other requisite parties to the Articles of Merger and the transactions contemplated by this Agreement. The Principals agree to vote all of their shares of Company Stock (as defined in Section 2.1) for approval of the Merger and all transactions contemplated by this Agreement. Following the obtaining of all such approvals and the fulfillment of all conditions set forth in this Agreement, the Constituent Corporations shall cause the Articles of Merger to be executed and delivered to the Department of State of the Commonwealth of Pennsylvania and the Department of Treasury of the State of New Jersey on or before the Merger Effective Date (as defined below).

         1.2 MERGER EFFECTIVE DATE. The "MERGER EFFECTIVE DATE" shall be the date specified in Section 4.2. On the Merger Effective Date, the Company shall be merged with and into Newco in accordance with the Articles of Merger, and the separate existence of the Company shall cease. Newco, as the entity surviving the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION." The Merger shall have the effects specified in the laws of the Commonwealth of Pennsylvania and the State of New Jersey.

         1.3 ARTICLES OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. On the Merger Effective Date:

                  (a) the Articles of Incorporation of Newco, as set forth in the Articles of Merger, shall become the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

                  (b) the Bylaws of Newco shall become the Bylaws of the Surviving Corporation and shall remain so until thereafter duly amended;

                  (c) the name of the person who shall serve as the sole member of the Board of Directors of the Surviving Corporation shall be Stephen Hurly, who shall hold office subject to the provisions of the laws of the Commonwealth of Pennsylvania and of the Articles of Incorporation and Bylaws of the Surviving Corporation; and

                  (d) the officers of Newco immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the laws of the Commonwealth of Pennsylvania and of the Articles of Incorporation and Bylaws of the Surviving Corporation, until his successor is elected and qualified.

2.       MERGER CONSIDERATION

         2.1 CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION. On the Merger Effective Date, all of the shares of capital stock and all of the rights to acquire equity interests of the Company, issued and outstanding immediately prior to the effectiveness of the Merger ("COMPANY STOCK") shall, by virtue of the Merger and without any action on the part of the holders thereof ("HOLDERS") but subject to the effectiveness of the Merger, automatically be converted into the right to receive an aggregate of Three Million Four Hundred Ninety-Nine Thousand Five Hundred Eighty-Eight Dollars ($3,499,588) in cash and/or promissory notes as provided on SCHEDULE 2.1 and in SECTION 2.2 (collectively, the "MERGER CASH"), plus Four Million Forty Thousand One Hundred Eighty-Seven (4,040,187) shares of unregistered common stock, no par value, of FASTNET ("FASTNET STOCK" and collectively with the Merger Cash, the "MERGER CONSIDERATION") as hereinafter provided.

On the Merger Effective Date and in consideration of the Merger Consideration, each Holder will release the Company and the Surviving Corporation from any and all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, costs and expenses which such Holder had or may have against the Company or the Surviving Corporation, their officers, directors and representatives, excepting only in the case of Holders who are also employees of the Company, any claims for wages for the current payroll period as of the Merger Effective Date, the Holder Notes set forth in Section 9.10(c), and any other specifically identified obligations. The Company shall obtain such a written release from each Holder prior to the Merger Effective Date.

         2.2 EXCHANGE PROCEDURES. On the Merger Effective Date, each Holder shall, subject to Article 3, be entitled to receive, in exchange for its respective Company Stock, a certificate or certificates registered in the name of such Holder representing that number of whole shares of FASTNET Stock and a portion of the Merger Cash which such Holder has the right to receive (other than Indemnity Escrow Shares and Cash Security as defined in Article 3), provided the Holders shall receive an aggregate of $984,690 as set forth on
Schedule 2.1 (less the Cash Security) representing for the Holders other than the Principals all of the Merger Cash to which they are entitled, and the Principals shall receive in addition an aggregate of $2,514,898 (less the Cash Security), representing all of the remainder of the Merger Cash to which they are entitled, in the form of the FASTNET notes set forth in Annex IV attached to this Agreement ("Principals Notes"). The Principals Notes will provide for an interest rate and provide for principal payments in consecutive equal monthly installments as set forth on SCHEDULE 2.1, commencing May 5, 2002. Each Holder will be issued its portion of the FASTNET Stock and Merger Cash upon surrender to FASTNET of certificates representing all of its respective outstanding Company Stock ("CERTIFICATES") as soon as practicable following the Merger Effective Date. On the Merger Effective Date or as promptly thereafter as is practicable, and subject to and in accordance with the provisions of Article 3, FASTNET shall cause to be distributed to the Escrow Agent (as defined in Article
3) the Cash Security and a certificate or certificates representing the Indemnity Escrow Shares, which shall be registered in the name of the Escrow Agent as nominee for the Holders and shall be held in accordance with the provisions of Article 3 and the Indemnity Escrow Agreement referred to therein.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article 2, no fractional shares of FASTNET Stock will be issued and any Holder of Company Stock entitled hereunder to receive a fractional share of FASTNET Stock but for this Section 2.3 will be entitled hereunder to receive in lieu of such fractional share a cash payment, based on the closing price of shares of FASTNET common stock as reported by NASDAQ on the day preceding the Merger Effective Date.

3.       INDEMNITY ESCROW

         3.1 CREATION OF ESCROW.

                  (a) As collateral security for the payment of any indemnification obligations pursuant to Section 10 hereof, (i) Ten Percent (10%) of the FASTNET Stock ("INDEMNITY ESCROW SHARES") upon issuance by FASTNET, and
(ii) Ten Percent (10%) of the Merger Cash, including the principal amount of the Principals Notes exclusive of interest thereon, payable to the Holders (collectively, "CASH SECURITY"), shall be delivered to FASTNET's transfer agent, StockTrans, as escrow agent (the "ESCROW AGENT").

                  (b) The Indemnity Escrow Shares and Cash Security are collectively referred to as the "INDEMNITY ESCROW PROPERTY." In addition, the Indemnity Escrow Property shall include all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Indemnity Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

         3.2 DURATION AND TERMS. The Indemnity Escrow Property shall be held and disbursed by the Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as ANNEX II. The Escrow Agent shall hold the Cash Security pursuant to the Escrow Agreement until the later of: (a) 6 months after the Merger Effective Date; and (b) the resolution of any claim for indemnification or payment that is pending 6 months after the Merger Effective Date, but only to the extent of the recoverable amount of such pending claim. The Escrow Agent shall hold the Indemnity Escrow Shares pursuant to the Escrow Agreement until the later of: (a) 18 months after the Merger Effective Date; and (b) the resolution of any claim for indemnification or payment that is pending 18 months after the Merger Effective Date, but only to the extent of the amount of such pending claim.

         3.3 VOTING AND INVESTMENT. The Shareholders shall be entitled to exercise all voting powers incident to the Indemnity Escrow Shares held by the Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Indemnity Escrow Shares.

4.       CLOSING; MERGER EFFECTIVE DATE

         4.1 CLOSING DATE; LOCATION. The conversion and delivery of shares referred to in Article 2 hereof (hereinafter referred to as the "CLOSING") shall take place at the offices of the Company. Subject to the provisions of this Agreement, the parties shall hold the Closing on the next business day (or such later date as the parties hereto may agree) following the first business day on which the last of the Closing conditions in this Agreement are fulfilled or waived. The date on which the Closing shall occur shall be referred to as the "CLOSING DATE."

         4.2 EFFECTIVENESS OF MERGER. On the Closing Date, the parties hereto will cause the Merger to be consummated by filing the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and the Department of Treasury of the State of New Jersey. The Merger shall become effective at the later of (i) the time at which the Articles of Merger is duly filed with the Department of State of the Commonwealth of Pennsylvania and the Department of Treasury of the State of New Jersey and (ii) such later time as specified in the Articles of Merger duly filed with the Department of State of the Commonwealth of Pennsylvania and the Department of Treasury of the State of New Jersey (the date upon which the later of (i) and (ii) occurs hereinafter referred to as the "MERGER EFFECTIVE DATE").

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS

         As of the date hereof and as of each of the Closing Date and the Merger Effective Date, the Company and each Shareholder, jointly and severally, represents and warrants to FASTNET, Newco and the Surviving Corporation, as follows:

         5.1 CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, all of which jurisdictions are listed on SCHEDULE 5.1. Included in Schedule 5.1 are true and complete copies of the Company's Certificate of Incorporation, Bylaws and foreign jurisdiction qualifications, as amended through the date of this Agreement.

         5.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company and Shareholders and, subject only to shareholder approval as set forth in Section 1.1, no further corporate action on the part of the Company, or its shareholders or holders of rights to acquire equity interests in the Company ("Optionees" and collectively with the Company's shareholders, "Equityholders") is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof (the "COMPANY DOCUMENTS") will be, duly executed and delivered on behalf of the Company by duly authorized officers of the Company, and this Agreement constitutes, and the Company Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

         5.3 AUTHORITY; OWNERSHIP. Each Shareholder has the full legal right, power and authority to enter into this Agreement. Upon the date of this Agreement and immediately prior to the Closing Date, each Holder owns and will own beneficially and of record (and will on the Merger Effective Date deliver to the Surviving Corporation) good, marketable and valid title to all of the shares of capital stock of the Company set forth beside his name on SCHEDULE 5.5, collectively constituting all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, security interests, pledges, encumbrances, restrictions and options.

         5.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement by the Company and each Equityholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company or any Equityholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company or any Equityholder, (c) the charter documents of the Company or any securities issued by the Company, or (d) except as set forth on SCHEDULE 5.4, any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (as defined in Section 5.22), or other instrument, document or understanding, oral or written, to which any of the Company or Equityholder is a party, by which the Company may have rights or by which any of the properties or assets of the Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder. Except for filing the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and the

Department of Treasury of the State of New Jersey and as set forth on SCHEDULE 5.4, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity or other party is required in connection with the execution, delivery or performance of this Agreement by the Company or any Equityholder.

         5.5 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of the shares shown on SCHEDULE 5.5, of which only the shares shown on such SCHEDULE 5.5 to be issued and outstanding are issued and outstanding. Each Shareholder represents and warrants that all of the issued and outstanding shares of the capital stock of the Company owned by that Shareholder are set forth on SCHEDULE 5.5, are owned of record and beneficiary by that Shareholder and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of Company Stock to be outstanding on the Merger Effective Date will have been duly authorized and validly issued, fully paid and nonassessable, will be owned of record and beneficially by the Holders and in the amounts set forth next to their name on SCHEDULE 5.5, and will have been offered, issued, sold and delivered by the Company in substantial compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities so as to not provide a basis for an action for recission or damages. None of such shares will have been, and none of the shares from which they will have derived were, issued in violation of the tag-along, drag-along or preemptive rights of any past or present equityholder or rights of first refusal of the Company pursuant to any agreement, or any other statutory rights of equityholders or the Company. There are no existing agreements, options, warrants, convertible securities, commitments or rights with, of or to any person for that person to acquire any capital stock or equity interests in the Company except as set forth on SCHEDULE 5.5. There are no accrued or declared but unpaid dividends on such capital stock, except as reflected on the Unaudited Balance Sheet.

         5.6 TRANSACTIONS IN CAPITAL STOCK. The Company has not acquired any treasury stock. Except as set forth on SCHEDULE 5.5, no option, warrant, call, conversion right or commitment of any kind exists which obligates any Company to issue any of its authorized but unissued capital stock. Except as set forth on
SCHEDULE 5.6, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         5.7 NO BONUS SHARES. None of the shares of capital stock of the Company were, and none of the shares of Company Stock will be, issued pursuant to awards, grants or bonuses, whether of stock or of options or other rights.

         5.8 SUBSIDIARIES. The Company has no subsidiaries or commonly controlled entities except as listed on SCHEDULE 5.8 and is not a participant in any joint venture, partnership or other noncorporate entity.

         5.9 PREDECESSOR STATUS; ETC. Except as set forth on SCHEDULE 5.9, there are no predecessor companies of the Company and no entities from whom the Company previously acquired significant assets. Except as set forth on SCHEDULE 5.9, the Company has never been a subsidiary or division of another corporation or been a part of an acquisition that was later rescinded.

         5.10 SPIN-OFFS BY COMPANY. There has not been any sale or spin-off of significant assets of the Company.

         5.11 NO THIRD PARTY OPTIONS. Except as set forth on SCHEDULE 5.11, there are no existing agreements, options, commitments or rights with, of or to any person for that person to acquire any properties, assets or rights of the Company or any interest therein.

         5.12 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 5.12 are copies of the unaudited balance sheet of the Company (the "UNAUDITED BALANCE SHEET") at March 29, 2002 (the "UNAUDITED BALANCE SHEET DATE"), the unaudited balance sheet of the Company at December 31, 2001, and the unaudited statement of income for the period ended December 31, 2001 (collectively, the "FINANCIAL STATEMENTS"). Except as set forth on SCHEDULE 5.12, all of the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. Except as set forth on
SCHEDULE 5.12, all of the balance sheets included in the Financial Statements, including the related notes, fairly present the financial position, assets (provided however no representation is made with regard to goodwill and any subsequent goodwill adjustments) and liabilities (whether accrued, absolute, contingent or otherwise) of the Company on a consolidated basis at the dates indicated and such statements of income included in the Financial Statements fairly present the results of operations of the Company on a consolidated basis for the periods indicated.

         5.13 LIABILITIES AND OBLIGATIONS.

                  (a) Attached hereto as SCHEDULE 5.13 is an accurate list of:
(i) all liabilities of the Company which are reflected on the Unaudited Balance Sheet; (ii) all liabilities incurred thereafter other than in the ordinary course of business; (iii) all liabilities greater than $10,000 incurred thereafter in the ordinary course of business; and (iv) all liabilities incurred as of the Unaudited Balance Sheet Date or incurred thereafter that are not reflected on the Unaudited Balance Sheet; provided, however, that SCHEDULE 5.13 does not include liabilities arising out of any Contract described on SCHEDULE
5.17. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on SCHEDULE 5.13. For purposes of this Agreement, "LIABILITIES" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

                  (b) For each such liability for which the amount is not fixed or is contested, SCHEDULE 5.13 shall include a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability.

                  (c) All of the liabilities reflected on the Unaudited Balance Sheet arose only out of or were incurred only in connection with the conduct in the ordinary course of the business of the Company. Except as set forth on
SCHEDULE 5.13 and except for liabilities not required to be set forth thereon pursuant to Section 5.13(a), the Company has no liabilities or obligations with respect to its capital stock or business, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

                  (d) On the Merger Effective Date, the Company's liabilities, including without limitation payables, capital and operating leases and notes payable, will not exceed Six Million Seventy-Seven Thousand Dollars ($6,077,000) in the aggregate.

         5.14 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as SCHEDULE 5.14 is a complete and accurate list of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees of the Company) (collectively, the "ACCOUNTS RECEIVABLE"). SCHEDULE 5.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Company will deliver to FASTNET a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date and the Merger Effective Date will be, current and collectible, net of any reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business which in the aggregate do not exceed $20,000, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable except as listed as a liability under SCHEDULE 5.13.

         5.15 PERMITS. Except as listed on SCHEDULE 5.15, the Company has no permit issued by any Governmental Entity.

         5.16 REAL AND PERSONAL PROPERTY. The Company owns no real property. Attached hereto as SCHEDULE 5.16 is an accurate list, including substantially complete descriptions as of the Unaudited Balance Sheet Date, of all the personal property (which had an original cost in excess of $10,000) owned or leased by the Company, including true and correct copies of leases for equipment. All leases set forth on SCHEDULE 5.16 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company and the other parties thereto. All fixed assets used by the Company in the operation of its business are either owned by the Company or leased under an agreement set forth on SCHEDULE 5.16. SCHEDULE 5.16 sets forth a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company has devoted any significant effort or expenditure in the one-year period prior to the date of this Agreement which, if pursued by the Company would require additional expenditures of significant efforts or capital. Except as set forth on SCHEDULE 5.16, all real and personal property used by the Company are in good condition, maintenance and repair, subject to reasonable wear and tear. All real property used by the Company has had adequate utilities for the operation of the Company's business through the date of this Agreement.

         5.17 CONTRACTS AND COMMITMENTS. SCHEDULE 5.17, WHICH REFERENCES SPECIFIC SUBPARAGRAPHS BELOW, sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company (the "CONTRACTS") to which the Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $10,000 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $10,000 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on SCHEDULE 5.17 and continuing over a period of more than six months from the date hereof or exceeding $10,000 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other Governmental Entity;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $10,000;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Shareholders or the Company or any successor thereto, or to the knowledge of Company and Shareholders, any other employee of the Company or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company, but specifically excluding off-the-shelf PC software licenses and software with a one-time license fee of less than $1,000, but Company does represent that it has all required, valid licenses for each copy of software used by Company which is necessary for the operation of its business, including server operating systems and server software packages, and operating systems as required for each PC workstation;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company, on the one hand, and any affiliate, officer, director or shareholder of the Company, on the other hand, are parties; or

                  (o) agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

The Company is, and to the knowledge of the Company and each Shareholder, all other parties are, in compliance with the provisions to each of the Contracts listed in SCHEDULE 5.17. The Company is not, and to the knowledge of the Company and each Shareholder, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company. Except as set forth on SCHEDULE 5.17(p), none of the rights of the Company under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the Surviving Corporation after the Merger Effective Date without the consent or agreement of any other party. The Company has delivered accurate and complete copies of each Contract to FASTNET. Except as set forth in SCHEDULE 5.17(p), no Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby, and no Contract contains burdensome or uneconomic terms and conditions.

         5.18 REDETERMINATION CONTRACTS. Except as set forth on SCHEDULE 5.18, the Company is not now and has never been a party to any contract with any Governmental Entity or other party which is subject to price redetermination or renegotiation.

         5.19 INSURANCE. The assets, properties and operations of the Company are insured under various policies of general liability and other forms of insurance, all of which are described in SCHEDULE 5.19, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which, in relation to the business and assets of the Company, are consistent with the normal or customary industry practice and all premiums due to date have been paid in full. The Company has never been refused any insurance, nor has the Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. SCHEDULE 5.19 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company.

         5.20 EMPLOYEES. SCHEDULE 5.20 contains the following with respect to the Company:

                  (a) a list of all employees of the Company (including name, title and position);

                  (b) each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on SCHEDULE 5.20: (i) there have not been in the past five years and, to the knowledge of the Company and the Shareholders, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company and the Shareholders, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations other than made a part of SCHEDULE 5.20; (v) the employees of the Company are not covered by any collective bargaining agreement; (vi) the Company has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses;

and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company are legally able to work in the United States.

         5.21 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. SCHEDULE 5.21 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Company. "BENEFIT PLAN" means each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "PENSION PLAN"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA, hereinafter a "WELFARE PLAN") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its affiliates or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "COMMONLY CONTROLLED ENTITY") for the benefit of any present or former officer, employee or director. The Company has no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Company has not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to FASTNET. Except as disclosed on SCHEDULE 5.21:

                  (a) each Benefit Plan is in compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

                  (b) the Company and the Shareholders represent that they know of no condition which would prevent any Pension Plan from being determined to be qualified by the IRS. If requested by FASTNET, the Shareholders will make their reasonable efforts to obtain a determination letter from the IRS.

                  (c) neither any Benefit Plan, nor the Company, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not applicable which could subject the Company to the tax or penalty imposed by Section 4975 of the Code or
Section 502 of ERISA;

                  (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Company and the Shareholders, no condition exists which could subject the Company to a penalty under Section 4071 of ERISA;

                  (e) neither the Company nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in
Section 3(37) of ERISA;

                  (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to FASTNET;

                  (g) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company and the Shareholders, threatened against any Benefit Plan, any Company, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

                  (h) with respect to each Benefit Plan to which the Company or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan complies, and in each case has complied, with all applicable requirements of Section 4980B of the Code.

                  (i) Except as set forth in SCHEDULE 5.21:

                           (i) there is no outstanding liability (EXCEPT for
premiums due) under Title IV of ERISA with respect to any Pension Plan;

                           (ii) neither the Pension Benefit Guaranty Corporation
nor the Company nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Company of its intent to institute proceedings to terminate any Pension Plan;

                           (iii) full payment has been made of all amounts which
the Company or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                           (iv) to the knowledge of the Company and the
Shareholders, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit set forth in the actuarial report for such Pension Plan, are reasonable. Copies of the most recent actuarial reports have been furnished to FASTNET. Based on such actuarial assumptions, as of the Unaudited Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

                           (v) each of the Benefit Plans is, and its
administration is and has been during the six-year period preceding the date of this Agreement, in compliance with, and neither the Company has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                           (vi) neither the Company and no Commonly Controlled
Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

                           (vii) there are no outstanding liabilities of any
Benefit Plan other than liabilities for benefits to be paid to participants in the Benefit Plans and their beneficiaries in accordance with the terms of the Benefit Plans;

                           (viii) each Benefit Plan may be amended or modified
by the Company or Commonly Controlled Entity, as applicable, at any time without liability, except under any defined pension benefit plan;

                           (ix) no Benefit Plan other than a Pension Plan,
retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                           (x) the consummation of the transactions contemplated
by this Agreement will not (in and of itself): (A) entitle any employee of the Company to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or
(E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company or any of their affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

                           (xi) with respect to each Benefit Plan that is funded
wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Merger Effective Date will have been paid on or before the Merger Effective Date and, as of the Merger Effective Date, there will be no liability of the Company or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Merger Effective Date;

                                (A) each Benefit Plan that constitutes a
"Welfare Plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by any Company or any Commonly Controlled Entity as deductions under the provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                                (B) with respect to any welfare benefit fund
(within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                                (C) all welfare benefit funds intended to be
exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                                (xii) all benefit plans outside of the United
States, if any (the "FOREIGN PLANS"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Merger Effective Date have been made or will be made prior to the Merger Effective Date.

         5.22 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Company has substantially complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("REGULATIONS"), to which the Company' business, operations, assets or properties is subject. Except as set forth in SCHEDULE 5.22, the Company owns, holds, possesses or lawfully uses in the operation of its business all material franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("AUTHORIZATIONS") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of the business of the Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in SCHEDULE 5.22. Except as set forth in
SCHEDULE 5.22, the Company is not in default, nor has the Company received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of the business of the Company as now or previously conducted.

         5.23 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 5.23, no shareholder, director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with such Company.

         5.24 LITIGATION.

                  (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Shareholders, has been threatened against the Company which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on SCHEDULE 5.24, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Shareholders, threatened against the Company or which relates to the Company.

                  (c) Neither Company or any Shareholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 5.24(a) or (b).

                  (d) The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         5.25 RESTRICTIONS. The Company is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any of the Shareholders can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Surviving Corporation after consummation of the transactions contemplated hereby.

         5.26 TAXES. Except as set forth on Schedule 5.26 and as expressly provided in Section 15.1, all federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company (the "TAX RETURNS") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, AD VALOREM, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (singly, a "TAX", and collectively, the "TAXES") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns (and the Section 15.1 Tax Returns when filed will) fairly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. Included in Schedule 5.26 are copies of all Tax Returns of the Company for the prior three year period. All Taxes called for by the Tax Returns have been paid by the Company and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is fairly stated on the Company's Tax books and records. The Company is not and has not at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company has not assumed any Tax liability of any other person or entity under contract. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or any of its assets or properties. The

Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of the Company relating to or attributable to Taxes, except inchoate liens for tax liabilities incurred but not yet due. To the knowledge of the Company and the Shareholders, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would have an adverse effect on the Company or its business, operations, assets, properties, prospects or condition (financial or otherwise). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Internal Revenue Code, as amended ("CODE"). Correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Company to FASTNET. The Company has never made an election to be taxed under the provisions of Subchapter S of the Code and has at all times been taxed under the provisions of Subchapter C of the Code. The Company has a taxable year ended December 31 and the Company has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code. The Company currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years. With respect to any assessment of Taxes to which there is a bona fide dispute as to the liability of the Company, FASTNET agrees to use its commercially reasonable efforts to resolve and/or minimize such Tax liabilities of Company before any indemnification is sought against the Principals or the Indemnity Escrow Property.

         5.27 INTELLECTUAL PROPERTY MATTERS.

                  (a) The Company uses or has used the patents, trade names, service marks, copyrights, software, trade secrets and know-how listed on
SCHEDULE 5.27(A) (the "INTELLECTUAL PROPERTY"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances except as set forth on SCHEDULE 5.27(a). The Intellectual Property constitutes all such rights necessary for the conduct of the business of the Company.

                  (b) Except as set forth on SCHEDULE 5.27(b), there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company.

                  (c) To the knowledge of the Company and the Shareholders, the Company does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company and the Shareholders, threatened relating to any patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company. None of the Intellectual Property is subject to any outstanding order, decree or judgment. The Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) No present or former employee, consultant or shareholder of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property. SCHEDULE 5.27(D) lists all confidentiality or non-disclosure agreements currently in force and effect to which the Company or to its knowledge any of its employees is a party.

                  (e) SCHEDULE 5.27(e) sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any similar offices in other jurisdictions.

                  (f) Except as set forth in SCHEDULE 5.27(f), all rights of the Company in the Intellectual Property shall vest in the Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval.

         5.28 COMPLETENESS; NO VIOLATIONS. Copies of the certified copies of the Certificate of Incorporation and Bylaws, both as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to FASTNET in connection with the transactions contemplated hereby, are complete and correct; neither the Company nor, to the knowledge of the Company or the Shareholders, any other party to any of the foregoing is in default thereunder; and, EXCEPT as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a violation or breach or constitute a default under any of the terms or provisions thereof. Except as set forth on
SCHEDULE 5.28, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         5.29 EXISTING CONDITION. Except as set forth on SCHEDULE 5.29, since December 31, 2001, the Company has not:

                  (a) incurred any material liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any material liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any material assets, properties or rights or any interest therein, except for sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any interest therein;

                  (c) created, incurred, assumed or guaranteed any material indebtedness for money borrowed, or mortgaged, pledged or subjected any of its material assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except as disclosed in SCHEDULE 5.13 in the ordinary course of business consistent with past practice;

                  (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business except as disclosed on SCHEDULE 5.17;

                  (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

                  (f) suffered any damage, destruction or loss (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000;

                  (g) made or incurred any material adverse change in its business, operations, assets, properties, or financial condition;

                  (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or financial condition;

                  (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except as disclosed on SCHEDULE 5.17 or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, or entered into any employment or consulting agreement which requires more than 30 days notice of termination or the payment of any severance or similar benefits;

                  (k) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

                  (m) except as reflected in SCHEDULE 5.5, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (n) agreed to take any of the actions referred to above.

         5.30 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as SCHEDULE
5.30 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         As of the Merger Effective Date, the Company will have on deposit at such financial institutions at least Four Million Ninety Thousand Dollars ($4,090,000) in cash and cash equivalents, excluding any payments received from Akamai pursuant to the April 1, 2002 letter with the Company.

         5.31 BOOKS OF ACCOUNT. The books, records and accounts of the Company reflect fairly, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any of the funds of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         5.32 ENVIRONMENTAL MATTERS.

                  (a) The Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the Surviving Corporation upon consummation of the transactions contemplated hereby. The Company is in compliance with all Environmental Laws.

                  (b) No Company or Shareholder has received any communication from any Governmental Entity that alleges that the Company is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) The Company has not entered into or agreed to any court decree or order, and the Company is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company and the Shareholders, threatened to or against any assets or properties of the Company pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company.

                  (f) The Company has not received a CERCLA 104(e) information request or been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) To the Company's knowledge, there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company.

                  (i) The Company has provided to FASTNET true and complete copies of, or access to, all written environmental assessment materials and reports in its possession that have been prepared by or on behalf of the Company during the past five years.

         5.33 NO ILLEGAL PAYMENTS. The Company and, to the knowledge of the Company and the Shareholders, any affiliate, officer, agent or employee thereof, directly or indirectly, has not, during the past five years, on behalf of or with respect to the Company, or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any transactions or payments related to the Company which are not recorded in its accounting books and records or (e) had any bank or cash accounts not reflected in the books and records of the Company.

         5.34 LEASES. The Company is not a lessor or lessee under any lease except as set forth on SCHEDULE 5.34. Any leases listed on SCHEDULE 5.34 shall be deemed Contracts for purposes of SECTION 5.17.

         5.35 DISCLOSURE. The Company has delivered to FASTNET true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of or reasonably available to the Company or a Shareholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by FASTNET or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to FASTNET and its representatives pursuant hereto do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If the Company or any Shareholders become aware of any fact or circumstance that would change a representation or warranty of the Company or any Shareholder in this Agreement or any representation made on behalf of the Company, then the Company or the Shareholders shall immediately give notice of such fact or circumstance to FASTNET. However, such notification shall not relieve the Company or any of the Shareholders of their respective obligations under this Agreement, and unless waived at the sole option of FASTNET, the truth and accuracy of any and all warranties and representations of the Company and the Shareholders, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction. Each item appropriately listed or disclosed on any Schedule hereto shall be deemed to be incorporated into, and responsive to, all other reasonably related Schedules to which said item may be responsive. For example, a lease appropriately disclosed in Schedule 5.34-Leases shall also be incorporated into Schedule 5.17-Contracts and vice versa, but a real property lease disclosed in Schedule 5.20 -Employees shall not be incorporated into
Schedule 5.34 or 5.17, nor shall an employee bonus disclosed in Schedule 5.34-Leases be incorporated into Schedule 5.20-Employees.

         5.36 CUSTOMERS AND SUPPLIERS. The Company has used reasonable business efforts to maintain, and currently maintains, good working relationships with all of its subscribers and suppliers. SCHEDULE 5.36 contains a list of the names and addresses of all of the Company's subscribers with monthly recurring amount during the period beginning on December 31, 2000 and ending on the Unaudited Balance Sheet Date. Except as specified in SCHEDULE 5.36, none of the enterprise subscribers (greater than $1,000 monthly billing) nor any supplier has given the Company notice terminating, canceling, or threatening to terminate or cancel, any contract or relationship with the Company.

         5.37 CONSOLIDATION. The March 2001 consolidation of Netaxs, LLC and L.I.G. Holdings, Inc. into the Company was accomplished in compliance with all corporate, limited liability company, securities and other applicable laws. All liabilities, including but not limited to any Taxes, assumed in or created as a result of such consolidation have been satisfied or are reflected in the Financial Statements. All equityholders of Netaxs, LLC and L.I.G. Holdings, Inc. approved the consolidation as required by applicable laws, and surrendered their equity interests in such entities for shares of common stock of the Company in accordance with the plan of consolidation for such consolidation. Final Tax Returns for Netaxs, LLC and L.I.G. Holdings, Inc. will be filed by the Principals in all applicable jurisdictions in accordance with Section 15.1.

6.       REPRESENTATIONS OF FASTNET AND NEWCO

         As of the date hereof and as of each of the Closing Date and the Merger Effective Date, FASTNET and Newco, jointly and severally, represent and as follows:

         6.1 CORPORATE EXISTENCE. FASTNET is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Newco is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         6.2 FASTNET STOCK. The shares of FASTNET Stock to be issued and delivered to the Holders, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares. The shares of FASTNET Stock to be issued upon the exchange for Company Stock held by the Holders pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer under applicable securities laws and contained herein, and other than any liens, encumbrances or claims arising other than by the actions of FASTNET or Newco.

         6.3 CORPORATE POWER AND AUTHORIZATION. FASTNET and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by FASTNET and Newco have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by FASTNET and Newco and constitutes the legal, valid and binding obligation of FASTNET and Newco, enforceable against FASTNET and Newco in accordance with its terms.

         6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not conflict with, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation, Bylaws, or other organizational documents of FASTNET or Newco; (ii) any Contract material to the business and operations of FASTNET or Newco; (iii) any judgment, decree, injunction or order of any court or governmental authority or agency to which FASTNET or Newco is a party or by which FASTNET or Newco or any of their respective properties is bound or (iv) any statute, law, regulation or rule (including, but not limited to, securities laws and regulations) applicable to FASTNET or Newco, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of FASTNET or Newco and their respective subsidiaries taken as a whole. Except for filing of the Articles of Merger, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to FASTNET or Newco is required and has not been obtained in connection with the execution, delivery or performance of this Agreement by FASTNET or Newco or the consummation of the transactions contemplated by this Agreement by FASTNET or Newco, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of FASTNET or Newco and its subsidiaries taken as a whole.

         6.5 ACCURACY OF FILINGS. As of their respective dates, each of FASTNET's SEC reports filed since January 1, 2001 ("SEC REPORTS") did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 2001, there has been no material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of FASTNET and its subsidiaries taken as a whole, which are required to be disclosed in accordance with SEC rules and regulations. Since January 1, 2001, FASTNET has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

         6.6 LITIGATION. Except as may be disclosed in the SEC Reports, there are no suits, arbitrations, actions, claims, complaints, grievances, investigations or proceedings pending or, to the knowledge of FASTNET or Newco, threatened against FASTNET or Newco that, if resolved against FASTNET or Newco could be reasonably expected to have a material adverse effect on FASTNET or Newco on their ability to consummate the Merger and the other transactions contemplated hereby.

         6.7 CERTAIN PROCEEDINGS. There is no pending legal, administrative, criminal governmental or similar proceeding that has been commenced against FASTNET or Newco that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of FASTNET or Newco, no such proceeding has been threatened.

         6.8 DISCLOSURE. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished by FASTNET or Newco to the Company and its representatives pursuant hereto do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If FASTNET or Newco becomes aware of any fact or circumstance that would change a representation or warranty of FASTNET or Newco in this Agreement or any representation made on behalf of FASTNET or Newco, then FASTNET or Newco shall immediately give notice of such fact or circumstance to the Company. However, such notification shall not relieve FASTNET or Newco of their respective obligations under this Agreement, and unless waived at the sole option of the Company, the truth and accuracy of any and all warranties and representations of FASTNET or Newco, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

7.       COVENANTS OF SHAREHOLDERS AND THE COMPANY

         From the date hereof through the Merger Effective Date or the earlier termination of this Agreement as provided in Section 11, the Company and the Shareholders, jointly and severally, covenant as follows:

         7.1 EXISTING CONDITION. The Company shall not, and no Shareholder shall suffer the Company to, cause or permit to occur any of the events or occurrences described in Section 5.29 hereof.

         7.2 MAINTENANCE OF PROPERTIES AND ASSETS. The Company shall, and the Shareholders shall cause the Company to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business.

         7.3 EMPLOYEES AND BUSINESS RELATIONS. The Company shall, and the Shareholders shall cause the Company to, use its best efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

         7.4 MAINTENANCE OF INSURANCE. The Company shall, and the Shareholders shall cause the Company to, notify FASTNET of any changes in the terms of the insurance policies and binders referred to in this Agreement.

         7.5 COMPLIANCE WITH LAWS, ETC. The Company shall, and the Shareholders shall cause the Company to, comply with all laws, ordinances, rules, regulations and orders applicable to the Company or its business, operations, properties or assets.

         7.6 CONDUCT OF BUSINESS. The Company shall, and the Shareholders shall cause the Company to, use its best efforts to conduct its business in the normal course consistent with past practice, and in such a manner that on the Closing Date and on the Merger Effective Date the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true, as though such representations and warranties were made on and as of each such date. The Company shall, and the Shareholders shall cause the Company to, use its best efforts to cause all of the conditions to the obligations of the Company and the Shareholders under this Agreement to be satisfied on or prior to the Closing Date, and to consummate the transactions contemplated by this Agreement.

         7.7 ACCESS. The Company shall, and the Shareholders shall cause the Company to, give to FASTNET's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Company and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as FASTNET shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business operations. Furthermore, the Company shall, and the Shareholders shall cause the Company to, furnish to FASTNET all such documents and copies of documents and records and information with respect to the affairs of the Company and copies of any working papers relating thereto as FASTNET shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.7 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         7.8 PRESS RELEASES AND OTHER COMMUNICATIONS. The Company (except as required by law in the opinion of its counsel) shall not give notice to third parties (except its shareholders provided they are informed of the confidential nature of such information) or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. Neither the Company nor any Shareholder shall grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company, the business (current and proposed) of FASTNET, or any other matter connected with any of the foregoing without the express prior written approval of FASTNET, and all inquiries and questions with respect to any of the foregoing shall be coordinated through Stanley Bielicki, Chief Financial Officer of FASTNET. The Company and each Shareholder shall coordinate all communications regarding the Merger through such FASTNET party prior to making any such communication.

         7.9 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, neither the Company, any Shareholder nor any of their affiliates shall, and each of them shall cause its respective directors, shareholders, employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "AGENT") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to an acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the Merger contemplated hereby. If the Company or any Shareholder, or any of their respective Agents, have provided any person or entity (other than FASTNET) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company and the Shareholders shall notify FASTNET immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 7.9.

         7.10 THIRD PARTY APPROVALS. Except as set forth on Schedule 7.10, prior to the Closing Date, the Company shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties which are material (material meaning, for purposes of this Section only, involving future payments by the Company of at least $5,000) to the operation of the Company's business, and shall provide FASTNET with satisfactory evidence of such third party approvals. Any such approvals which modify the existing contractual relationships between the Company and such third parties shall be subject to FASTNET's prior written approval. The Company shall have fully performed all obligations contained in the April 1, 2002 letter agreement with Akamai Technologies, Inc. included in SCHEDULE 7.10.

         7.11 NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company and the Shareholders shall give prompt notice to FASTNET of (i) the occurrence or non-occurrence of any event known to any Shareholder or the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 5 to be untrue or inaccurate at or prior to the Closing Date or the Merger Effective Date and (ii) any failure of any Shareholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) The delivery of any notice pursuant to this Section 7.11 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.12, (ii) modify the conditions set forth in Sections 8 and 9 or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.12 AMENDMENT OF SCHEDULES. The Company and each Shareholder agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided that no amendment or supplement to a schedule that constitutes or reflects an adverse change to the Company may be made unless FASTNET provides its written consent to such amendment or supplement.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of FASTNET and Newco contained in Article 6 shall be accurate as of the Closing Date and as of the Merger Effective Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by FASTNET and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by a duly authorized agent, the President or any Vice President of FASTNET shall have been delivered to the Company and the Shareholders.

         8.2 NO LITIGATION. No action or proceeding before a court of any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transactions hereunder.

         8.3 ESCROW AGREEMENT. At the Closing, FASTNET shall have delivered to the Company the Indemnity Escrow Agreement in the form attached hereto as ANNEX II.

         8.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         8.5 BOARD REPRESENTATIVE. FASTNET shall have authorized a vacant seat on its Board of Directors, and shall have caused its Board of Directors to appoint Avraham Freedman ("Designated Director") to fill such vacancy on the Merger Effective Date.

         8.6 OPTION PLAN. FASTNET shall have reserved 256,813 stock options under its Equity Compensation Plan for issuance within ten business days after the Merger Effective Date, at an exercise price equal to the closing price of shares of FASTNET common stock as reported by NASDAQ on the day preceding the date of grant, with 75% immediate and 100% at the end of one year vesting (unless otherwise indicated on Schedule 8.6), and to such employees of the Surviving Corporation as provided on SCHEDULE 8.6 who have executed and delivered to it the confidentiality and non-solicitation agreements set forth in ANNEX III.

         8.7 D&O INSURANCE. The Surviving Corporation shall continue to maintain, to the extent permitted by the insuring issuer, the Company's directors and officers liability insurance policy for the remaining paid term of such policy. Alternatively, the Surviving Corporation shall continue to maintain, to the extent permitted by the insuring issuer, an extended coverage reporting period, commonly referred to as a "tail", for acts or omissions occurring prior to the Merger Effective Date for the remaining paid term of such "tail" and discontinue such policy for periods subsequent to the Merger Effective Date.

         8.8 GUARANTIES. SCHEDULE 8.8 sets forth all liabilities of the Company which are guaranteed by any of the Shareholders ("Guaranteed Obligations"). The Surviving Corporation agrees to use its commercially reasonable efforts to obtain the release of such Shareholders from such guaranties, and further agrees to make all scheduled payments within the specified payment terms for each such Guaranteed Obligation as long as the Shareholders remain guarantors thereof. In the event that any Shareholder should incur any liability on any Guaranteed Obligation following the Merger Effective Date, that Shareholder shall be immediately reimbursed in full for said liability by the Surviving Corporation or FASTNET, to the full amount of any such liability. If that Shareholder is not reimbursed within ten days after his written demand to the Surviving Corporation and FASTNET, that Shareholder shall be entitled to have such demand resolved by binding arbitration within thirty days after the date such Shareholder files a request for binding arbitration with the American Arbitration Association in Philadelphia, Pennsylvania.

         8.9 WARRANT. Company currently holds a warrant to purchase 160,000 shares of common stock of Arriva! Networks, Inc. ("Warrant") Company shall use its best efforts to distribute such Warrant to the Equityholders. In the event that the Warrant is not able to be transferred to the Equityholders prior to the Merger Effective Date, then, as soon as practicable following the Merger Effective Date, the Surviving Corporation shall take all actions reasonably necessary to effectuate the transfer of the Warrant to the Equityholders, as Equityholders shall direct.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FASTNET AND NEWCO

         The obligations of FASTNET and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Shareholders shall have delivered to FASTNET a certificate dated the Merger Effective Date and signed by them to the effect that all of the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true on and as of the Closing Date and as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Company or any Shareholder); and each and all of the agreements of the Shareholders and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of FASTNET as a result of which FASTNET deems it inadvisable to proceed with the transactions hereunder.

         9.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, FASTNET shall have had sufficient time to review the unaudited balance sheet of the Company as of the end of the then most recently completed calendar month and the unaudited consolidated statements of income, cash flows and shareholders' equity of the Company for the period then ended, which statements shall have disclosed no adverse change in the financial condition of the Company or the results of its operations from the Financial Statements originally furnished by the Company as set forth in SCHEDULE 5.12.

         9.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties or financial condition of the Company shall have occurred, which individually or in the aggregate exceeds $10,000 and the Company shall not have suffered any material loss or damage to any of its assets, since the Unaudited Balance Sheet Date, which change, loss or damage affects or impairs the ability of such Company to conduct its business as now conducted or as proposed to be conducted which individually or in the aggregate exceeds $10,000; and FASTNET shall have received on the Closing Date a certificate signed by the Shareholders and dated the Merger Effective Date to such effect. All risk of loss relating to the Company and the Company Stock shall remain with the Company and the Shareholders until consummation of the Merger.

         9.5 REGULATORY REVIEW AND APPROVAL. FASTNET, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company, which review reflects compliance with all applicable laws governing the Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to FASTNET, in its sole discretion.

         9.6 ESCROW AGREEMENT. At the Closing, the Equityholders shall have delivered to FASTNET the Indemnity Escrow Agreement in the form attached as ANNEX II.

         9.7 OPINION OF COUNSEL. FASTNET shall have received an opinion from counsel to the Company and the Equityholders, dated the Merger Effective Date, in form and substance reasonably satisfactory to FASTNET stating substantially that with respect to the Company, and subject to the limitations stated therein:

                  (a) the Company has been duly organized and is validly existing and in good standing under the laws of its state of incorporation;

                  (b) the Company is duly authorized and qualified to carry on its business in the Commonwealth of Pennsylvania;

                  (c) this Agreement has been duly authorized, executed and delivered by the Company, the Shareholders (and the Equityholders) and constitutes their valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (d) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's Articles of Incorporation or Bylaws;

                  (e) to such firm's knowledge, the authorized and outstanding capital stock of the Company is as represented by the Company and the Shareholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any shareholder;

                  (f) such firm does not represent the Company in connection with any violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located nor in connection with any claims, actions, suits or proceedings pending against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located; and

                  (g) no notice to, consent, authorization, approval or order of any court or governmental agency or body which has not been obtained is required in connection with the execution, delivery or consummation of this Agreement by the Company or any Shareholder (or Equityholder) or for the transfer to FASTNET of the Company Stock.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         9.8 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made, including without limitation approval by FASTNET's and Newco's respective Boards of Directors. All approvals and consents of the Company's Equityholders and third parties shall have been obtained. No Equityholder shall have elected to exercise any dissenters' or similar rights to the extent applicable to the transactions contemplated by this Agreement, and all such rights shall have expired, been waived or otherwise terminated.

         9.9 GOOD STANDING CERTIFICATES. The Company or the Shareholders shall have delivered to FASTNET certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by FASTNET, in each state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid.

         9.10 COMPANY OPTIONS, EMPLOYEE AGREEMENTS.

                  (a) Prior to the Closing Date, each holder of stock options or warrants set forth on SCHEDULE 9.10(a) shall have exercised or agreed to the termination of such stock options or warrants in accordance with their respective terms. The Company and the Shareholders represent that SCHEDULE 9.10(a) contains a complete list of all rights to acquire any shares of Company capital stock.

                  (b) The Company and the Shareholders shall cause the Principals to execute and deliver confidentiality and non-solicitation agreements as to current and then existing customers and employees of the Company and FASTNET, continuing for a period of two years after termination of employment, and non-competition agreements in the markets of the Company and FASTNET, continuing for a period of two years after termination of employment, in the form included in ANNEX III. The Company and the Shareholders will use their best efforts to have other Company employees execute reasonable confidentiality and non-solicitation agreements, in the form included in ANNEX III, without the non-competition provisions, which obligation shall survive the Closing. No employment agreements will continue after Closing unless terminable by the Company without advance notice and any further liability. The Company will continue to pay only for the Principals' existing car leases (including insurance regarding such vehicles) through the date three months following the Merger Effective Date, but will provide no other personal benefits except as offered generally by the Company to its employees. The Principals agree to each assume his respective car lease and vehicle insurance from and after the date three months following the Merger Effective Date, and to indemnify, defend and hold the Company harmless with respect thereto.

                  (c) The Company and the holders of the promissory notes set forth on Schedule 9.10(c) (the "Holder Notes") shall have entered into note modification agreements, waiving all prior defaults and penalties under the Holder Notes, providing for an interest rate and principal payment as agreed by the Holder and the Surviving Corporation. The Holder Notes represent all amounts due from the Company to any Equityholders, excepting only in the case of Holders who are also employees of the Company, any claims for wages for the current payroll period as of the Merger Effective Date.

                  (d) The Surviving Corporation and Avraham Freedman agree that the $147,000 owed by the Company to him will be paid $100,000 within thirty days after the Merger Effective Date and $47,000 on January 15, 2003.

10.      INDEMNIFICATION; SURVIVAL

         10.1 GENERAL INDEMNIFICATION BY EQUITYHOLDERS. Each Shareholder (and Equityholder upon approval of this Agreement) jointly and severally covenants and agrees that such Shareholder (and Equityholder), subject to the provisions of this Agreement and the limitation of liability set forth in Section 10.5(c), will indemnify, defend, protect and hold harmless FASTNET, Newco and the Surviving Corporation and their respective officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 10.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by FASTNET, Newco or the Surviving Corporation as a result of or arising from (a) any breach of the representations and warranties made by the Equityholders or the Company set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Equityholders or the Company under this Agreement (c) the business, operations or assets of the Company prior to the Merger Effective Date or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Merger Effective Date, other than Losses arising from matters expressly disclosed in the Financial Statements or this Agreement or in the Schedules attached hereto. Losses shall not include any post-Closing decline in the Surviving Corporation's customer revenue which is not a result of or arising from (a), (b) or (c) above.

         10.2 SPECIFIC INDEMNIFICATION BY EQUITYHOLDERS. Notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto and notwithstanding any investigation by FASTNET or Newco, subject to the provisions of Section 10.5 each Shareholder (and Equityholder) jointly and severally covenants and agrees that such Shareholder (and Equityholder) will indemnify, defend, protect and hold harmless FASTNET, Newco and the Surviving Corporation and their respective officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses incurred by FASTNET, Newco or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of the Company in excess of the liabilities set forth IN SECTION 5.13, to the extent of such excess, and any and all liabilities for Taxes arising from or related to the consolidation described in Section 5.37; (b) the litigation and disputed matters listed on SCHEDULE 5.24 or otherwise disclosed in this Agreement or the Schedules; (c) any adverse amendments pursuant to Section 7.12 hereof; (d) any deficiency in the cash balances of the Company set forth in Section 5.30, to the extent of such deficiency; and (e) any default or termination of any Contract or Lease as a result of the consummation of the transactions contemplated by this Agreement.

         10.3 INDEMNIFICATION BY FASTNET AND NEWCO. FASTNET and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the Shareholders at all times from and after the date of this Agreement from and against all Losses incurred by the Shareholders as a result of or arising from (a) any breach of the representations and warranties made by FASTNET and Newco set forth herein or on the schedules or certificates attached hereto or (b) any nonfulfillment of any agreement on the part of FASTNET under this Agreement.

         10.4 THIRD PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 10.1, 10.2, or 10.3 hereof (each, an "INDEMNIFYING PARTY") in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any Third Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third Party Claim does not relate to an actual or potential Loss to which
Section 10.4(e) applies in which the Indemnified Party is FASTNET, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 10.4(e) applies in which the Indemnified Party is FASTNET, Newco or the Surviving Corporation.

                  (c) No Indemnifying Party shall, in the defense of any Third Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Article 10, if at any time, in the reasonable opinion of FASTNET, Newco or the Surviving Corporation as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material prospective relief which could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by FASTNET, Newco or the Surviving Corporation and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party. All payments sought against any of the Shareholders for indemnification pursuant to the terms of this Article 10 shall be first satisfied against the Indemnity Escrow Property with an equal ratio of Merger Cash and FASTNET Stock held pursuant to the Indemnity Escrow Agreement to the extent feasible, which stock shall be valued at the closing sale price as reported by NASDAQ on the business day immediately preceding the Merger Effective Date, secondly by set-off against the first payments then due under the Principals Notes, and lastly against the Principals.

         10.5 LIMITATION OF LIABILITIES; "BASKET"

                  (a) "BASKET" PROVISION. No amount of Losses for which any Shareholder or Principal shall be liable to indemnify FASTNET or Newco shall be chargeable against such Shareholder, Principal, or the Indemnity Escrow Property, unless all such Losses, in the aggregate, exceed the sum of $75,000, subject to the provisions of this Section. There shall be a threshold amount per Loss of $2,500, unless and until the total aggregate of Losses exceeds a total of $75,000 (at which time the full amount of such aggregated Losses shall be regarded as one Loss in the amount of $75,000 or more), whereupon the threshold per Loss shall be $0. If the $75,000 basket amount is exceeded, FASTNET or Newco shall be entitled to full indemnification for the first $75,000 of Losses as well as any excess above such amounts. FASTNET agrees to use its commercially reasonable efforts to attempt to mitigate or otherwise limit the scope or effect of any Losses. For purposes of determining whether a Loss has occurred in the following specific categories, no Loss shall be deemed to occur unless and until
(i) all Losses attributed to the noncollectability of accounts receivable exceed in the aggregate the total allowance/reserve provide for on the Unaudited Balance Sheet, and only to the extent of any such excess, and (ii) all accounts payable and claims from a specific vendor exceed in the aggregate all accounts payable on the Unaudited Balance Sheet for such specific vendor, and only to the extent of such excess. No representation is made with regard to goodwill and any subsequent goodwill adjustments shall not constitute Losses. Notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto and notwithstanding any investigation by FASTNET or Newco and notwithstanding any provision of this Agreement to the contrary, with respect to the disputed telecommunications billings set forth on SCHEDULE 10.5(a), a Loss shall be deemed to occur if, and only to the extent, the aggregate amount paid by the Surviving Corporation with respect to such disputed telecommunications billings exceeds in total $200,000, and any such excess shall not be subject to the "basket" above provided, but shall entitle the Surviving Corporation to full indemnification for any and all such excess amounts. Any Losses arising from any and all other telecommunication billing disputes not set forth on SCHEDULE 10.5(a) will be subject to the standard operation of the indemnification provisions of this Agreement.

                  (b) TELECOMMUNICATIONS AND CUSTOMER CHARGES. In the event a Loss is for undisclosed customer T3/DS3s or customer T1/DS1s, FASTNET will be entitled to indemnification and to make a claim against the Principals and/or Indemnity Escrow Property(without regard to any level of materiality of the Loss) for up to 6 months of expenses for such circuits. FASTNET will notify the Holders Agent under the Escrow Agreement promptly and will use commercially reasonable efforts to redeploy such circuits. Except as provided in the next sentence, Shareholders' liability on such circuits shall not exceed 6 months of expenses for such circuits. If more than a total of 15 customer T1/DS1s or more than a total of 3 customer T3/DS3s are undisclosed and discovered, the prior sentence will be inapplicable and such Losses will be subject to the standard operation of the indemnification, escrow and basket provisions. Expenses of all other undisclosed telecommunication circuits will be subject to the standard operation of the indemnification, escrow and basket provisions. In the event a Loss is for a disclosed customer which has terminated its services as of the Merger Effective Date, FASTNET will be entitled to indemnification and to make a claim against the Principals and/or Indemnity Escrow Property (without regard to any level of materiality of the Loss) for 6 months of the revenues disclosed to be payable by such customer.

                  (c) LIMITATION OF LIABILITIES. In no event shall the liability to FASTNET or Newco arising out of any breach of this Agreement by any Shareholder or Equityholder, or any Losses sought to be charged against the Indemnity Escrow Property, exceed (i) for any Shareholder or Equityholder other than the Principals, such Shareholder's or Equityholder's interest in the Indemnity Escrow Property, or (ii) for the Principals, one-half (1/2) of the total Merger Consideration, including the Principals Notes, provided no individual Principal's liability shall exceed the Merger Consideration paid and payable to such Principal; except in either case in the event of fraud or similar unlawful conduct by the Shareholders or breach of Section 5.3.

         10.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement shall survive for a period of 18 months from the Merger Effective Date or such longer period expressly provided as follows in this Section 10.6 (which date is hereinafter called the "EXPIRATION DATE"):

                  (a) the representations and warranties contained in Sections
5.26 and 5.37 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in Sections 5.26 and 5.37;

                  (b) the representations and warranties contained in Section
5.32 hereof regarding environmental matters shall survive for a period of five years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 5.32;

                  (c) the representations and warranties of the Shareholders contained in Sections 5.3 and 5.5 hereof, regarding capital stock shall survive the Merger Effective Date without time limitation; and

                  (d) any representations and warranties (except Section 5.13 which shall terminate after 18 months) which serve as a basis of the indemnity obligations of the Shareholders under Section 10.2 shall survive the Merger Effective Date without time limitation.

11.      TERMINATION OF AGREEMENT

         11.1 TERMINATION.

                  (a) FASTNET may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a default shall be made by the Company or the Shareholders in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur or (b) if FASTNET in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in
Article 5 hereof untrue, or (c) if FASTNET in its sole judgment determines that information disclosed on the schedules to the Agreement delivered pursuant to
Section 7.12 has or could reasonably be expected to have an adverse effect of over $10,000 individually or in the aggregate on the business, operations, assets, properties, prospects or financial condition of the Company.

                  (b) The Company or the Shareholders may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a default shall be made by FASTNET in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur or (b) if the Company or the Shareholders in their sole judgment determine that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Article 6 hereof untrue.

                  11.2 AUTOMATIC TERMINATION. This Agreement shall terminate automatically if the Merger Effective Date has not occurred within 30 business days after the Closing Date.

12.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         12.1 SHAREHOLDERS. The Equityholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have access to certain confidential information of the Company, including, but not limited to, information disclosed to the Shareholders or known by them as a result of their employment by the Company, not generally known in the industry, about the Company's services, products or customers, including, but not limited to, customer lists, finance, strategic planning, business plans, client retention, data processing, pricing and cost policies, operational policies, insurance plans, risk management, marketing, key customers, business prospects, contracting and selling, employees, special and unique assets of the Company and its business, and information concerning acquisition opportunities in or reasonably related to the Company's business or industry. The Equityholders agree that they will not disclose, use, disseminate, lecture upon, or publish any confidential information of which they become informed during their employment, whether or not developed by them individually or collectively, at any time during their employment with the Company, to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of FASTNET, unless the Equityholders can show that such information has become known to the public generally through no fault of the Equityholders. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, the Equityholders shall provide FASTNET with prompt notice of the disclosure requirement so that FASTNET may take whatever action it deems appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Equityholders of the provisions of this Section 12.1, FASTNET and the Surviving Corporation shall be entitled to an injunction restraining Equityholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting FASTNET and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         12.2 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which FASTNET and the Surviving Corporation would have no other adequate remedy, the Equityholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

13.      LOCK-UP AGREEMENTS

         13.1 AGREEMENT. For good and valuable consideration, each Shareholder (and Equityholder) hereby agrees that it will not, during the period commencing on the Merger Effective Date and ending 365 days thereafter, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the FASTNET Stock or any securities convertible into or exercisable or exchangeable for the FASTNET Stock including all shares held in escrow or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the FASTNET Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the FASTNET Stock or such other securities, in cash or otherwise, except such shares of FASTNET Stock may be sold or exchanged in connection with any sale, merger or similar corporate transaction in which FASTNET is not the surviving corporation and in which all shareholders of FASTNET are required to surrender their shares of FASTNET Stock.

         13.2 MARKET STAND-OFF AGREEMENT. Each Shareholder (and Equityholder) agrees, if requested by FASTNET or an underwriter in connection with a registered offering of securities, that during the 30 days before and the 180 days after the effective date such Shareholder (and Equityholder) shall not offer, sell, contract to sell or otherwise dispose of any shares of FASTNET Stock or securities convertible into FASTNET Stock. FASTNET may impose stop transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the stand-off period.

         13.3 INTENDED THIRD PARTY BENEFICIARIES. Each Shareholder (and Equityholder) agrees that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by FASTNET. In furtherance of the foregoing, FASTNET and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this
Article 13.

         13.4 INCIDENTAL REGISTRATION RIGHTS. FASTNET agrees that each shareholder of the Company as of the Merger Effective Date shall be entitled to incidental registration rights on the terms and conditions set forth in Exhibit B attached hereto, which is incorporated by reference into this Agreement, and shall be an intended third party beneficiary of this Section 13.4.

14.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON FASTNET STOCK

         14.1 INVESTMENT INTENT. The Shareholders (and Equityholders) acknowledge and agree that the shares of FASTNET Stock to be delivered pursuant to this Agreement have not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Shareholders (and Equityholders) represent and warrant that the shares of FASTNET Stock to be acquired pursuant to this Agreement are being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         14.2 COMPLIANCE WITH LAW. The Shareholders (and Equityholders) covenant, warrant and represent that none of the shares of FASTNET Stock issued to them will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder, and except after full compliance with any applicable state securities laws.

         14.3 ECONOMIC RISK; SOPHISTICATION. The Shareholders (and Equityholders) represent and warrant that they are able to bear the economic risk of an investment in FASTNET Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Shareholders (and Equityholders) further represent and warrant that they (a) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the FASTNET Stock.

         14.4 INFORMATION SUPPLIED. The Shareholders (and Equityholders) represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of FASTNET concerning FASTNET, its business, operations, plans and strategy, and the background and experience of its officers and directors. The Shareholders (and Equityholders) represent and warrant that they have asked any and all questions that they may have in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction. The Principals represent and warrant that they have distributed to the Shareholders the disclosure documents furnished by FASTNET and notice of dissenters rights as required by applicable laws.

         14.5 ACCREDITED INVESTOR. Each of the Shareholders (and Equityholders) represents and warrants that they are "accredited investors" as that term is defined in Rule 501 of Regulation D.

         14.6 LEGENDS. The certificates evidencing the FASTNET Stock to be received by the Holders hereunder will bear a legend substantially in the form set forth below and containing such other information as FASTNET may deem appropriate:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear (a) a legend reflecting the restrictions contained in this Agreement and (b) such other legends as are required under the applicable laws of any state

15.      POST-CLOSING OBLIGATIONS

         15.1 TAX RETURNS. The Principals shall be responsible for preparing and filing all required Tax Returns, and paying any Tax liabilities shown thereon, for Netaxs, LLC and L.I.G. Holdings, Inc., as well as any Tax Returns required as a result of the consolidation described in Section 5.37. Such Tax Returns, to the extent not previously filed, will be subject to FASTNET and its auditors' prior review and approval, which shall not be unreasonably withheld. The Surviving Corporation shall prepare all Tax Returns required for the Company for the year ended December 31, 2001 and for the period from January 1, 2002 through the Merger Effective Date, and the Principals shall cooperate and provide all relevant information to assist in the preparation of such Tax Returns, and shall sign and file such Tax Returns. The Principals shall pay any Tax liabilities shown thereon. The Surviving Corporation shall prepare and file all Tax Returns required for itself and the Company for the period after the Merger Effective Date, and the Principals shall cooperate and provide all relevant information to assist in the preparation of such Tax Returns. The Surviving Corporation agrees that it will not make any election under Section 338 of the Code to the extent any such election would have an adverse effect on the individual tax liabilities of the Shareholders resulting from the Merger.

         15.2 RULE 144 COMPLIANCE. With a view to making available the benefits of certain rules and regulations of the SEC which may at certain times permit the sale of the FASTNET Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of FASTNET shall have become effective, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) file with the SEC, in a timely manner all reports and other documents required of FASTNET under all applicable SEC rules and regulations; and

                  (c) so long as a holder owns any Restricted Stock, furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act,; and

                  (d) to perform all such other actions as are reasonably necessary for an offeror to perform under any applicable securities law, regulation, or national exchange rule to permit the Equityholders to avail themselves of the then-applicable provisions of Rule 144, as amended.

         15.3 USE OF FACILITIES. Following the Merger Effective Date, the Surviving Corporation agrees to (i) continue forwarding email for a period of five years for the Principals and for a period of two years for the Shareholders and current employees of Company, and (ii) for a period of six months provide, free of charge to the Principals, server co-location space in Company facilities consisting of one (1) rack, 20 amp AC service, and bandwidth of 10 Mbps in total. No other free services will be offered by the Surviving Corporation. The Company has historically provided complimentary Internet access to various individuals, as set forth on Schedule 15.3. No complimentary Internet access shall be terminated by FASTNET following the Merger Effective Date without thirty (30) days' prior notice to the holder of said complimentary account.

         15.4 BONUS PAYMENTS. The Surviving Corporation (i) acknowledges that the Company has declared but not paid an aggregate of $133,990 of bonus payments to its employees, contingent upon execution and delivery by such employees of the confidentiality and non-solicitation agreements set forth in ANNEX III, and
(ii) agrees to cause such bonus payments to be paid within ten business days after the Merger Effective Date to those employees who have executed and delivered to it the confidentiality and non-solicitation agreements set forth in ANNEX III.

16.      GENERAL

         16.1 COOPERATION. The Shareholders (and Equityholders) and FASTNET shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement, including without limitation the written agreement of the Equityholders to be bound by the terms and conditions of this Agreement. The Shareholders (and Equityholders) will cooperate and use their best efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with FASTNET on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         16.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of FASTNET, Newco and the Company, and the heirs and legal representatives of the Shareholders (and Equityholders).

         16.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the agreements and documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Company, FASTNET and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms. This Agreement may be modified or amended, whether before or after the Merger Effective Date, only by a written instrument executed by those Shareholders who represented a majority of the Company Stock, and by the Company(or the Surviving Corporation after the Merger), FASTNET and Newco acting through their respective officers, duly authorized by their respective Boards of Directors, and any such amendment shall be binding upon all Shareholders and Equityholders.

         16.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         16.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of FASTNET and Newco, on the one hand, and the Shareholders (and Equityholders) on their own behalf and on behalf of the Company, on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         16.6 EXPENSES. In the event the transactions herein contemplated are not consummated, the Company has agreed to pay $15,000 for Arthur Andersen LLP to perform an audit of the Company's financial statements, with FASTNET paying all other expenses of Arthur Andersen, LLP for said audit. Following consummation of the transactions herein contemplated, FASTNET shall pay all audit expenses of Arthur Andersen LLP. Whether or not the transactions herein contemplated shall be consummated, FASTNET will pay the fees, expenses and disbursements of FASTNET and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Company will pay the fees, expenses and disbursements of the Company and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Company and in compliance with all conditions to be performed by the Company under this Agreement. Notwithstanding the foregoing, if the Merger is consummated, all such amounts paid and payable by the Company for legal fees shall not collectively exceed $35,000, and the Principals shall pay any amounts in excess of $35,000.

         16.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

                  (a) If to FASTNET or Newco, addressed to them at:

                               Stephen Hurly
                               FASTNET Corporation
                               Two Courtney Place
                               Suite 130
                               Bethlehem, PA  18017

                               Telephone:   (610) 266-6700
                               Telefax: (610) 231-9525



                               If to the Shareholders, addressed to each of them
                      at their addresses as set forth on the signature page hereto or such other addresses as the Shareholders have notified FASTNET, and if to the Company addressed to:

                               Jeffrey Pasquale

                               308 Balligomingo Road

                               Conshohocken, PA 19428



                               With a copy to:


                               Frank & Rosen, 1835 Market Street, Suite
                               320, Philadelphia, PA19103 Attention: Alan
                               L. Frank, Esq.


Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by certified mail return receipt requested.. Each such notice, request or communication shall be effective if delivered by hand, mail or by nationally recognized courier service, when delivered at the address specified above (or in accordance with the latest unrevoked written direction from such party.

         16.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the Commonwealth of Pennsylvania; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         16.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         16.10 TIME. Time is of the essence with respect to this Agreement.

         16.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         16.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity. Without limiting the foregoing, any party shall have the right to offset the amount of any liability owed to it by another party to this Agreement against any amounts otherwise payable to such other party.

         16.13 CAPTIONS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         16.14 REPRESENTATION. Each of FASTNET, Newco, Company, Equityholders and Shareholders hereby agree that the firm of Frank & Rosen, and any attorney therein, may continue to represent any or all of the Equityholders and Shareholders with respect to the transactions contemplated by this Agreement following the Merger Effective Date, in any capacity, and further, each of the foregoing parties specifically agrees to waive any or all conflicts of interest which may arise as a result of Frank & Rosen's representation of Company, Shareholders, and Equityholders in connection with said transactions.

17.      DEFINITIONS

         17.1 "Accounts Receivable" is defined in Section 5.14.

         17.2 "Acquisition Proposal" is defined in Section 7.9.

         17.3 "Agent" is defined in Section 7.9.

         17.4 "Agreement" is defined in the preamble to this Agreement.

         17.5 "Articles of Merger" is defined in Section 1.1.

         17.6 "Authorizations" are defined in Section 5.22.

         17.7 "Benefit Plan" is defined in Section 5.21.

         17.8 "Cash Security" is defined in Section 3.1(a).

         17.9 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         17.10 "Certificates" are defined in Section 2.2.

         17.11 "Closing" is defined in Section 4.1.

         17.12 "Closing Date" is defined in Section 4.1.

         17.13 "Code" is defined in Section 5.26.

         17.14 "Commonly Controlled Entity" is defined in Section 5.21.

         17.15 "Company" is defined in the preamble to this Agreement.

         17.16 "Company Documents" are defined in Section 5.2.

         17.17 "Company Stock" is defined in Section 2.1.

         17.18 "Constituent Corporations" are defined in the recitals to this Agreement.

         17.19 "Contracts" are defined in Section 5.17.

         17.20 "Escrow Agent" is defined in Section 3.1.

         17.21 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         17.22 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Company.

         17.23 "Equityholders" is defined in Section 5.2.

         17.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         17.25 "Exchange Act' is defined in Section 6.5.

         17.26 "Expiration Date" is defined in Section 10.6.

         17.27 "FASTNET" is defined in the preamble to this Agreement.

         17.28 "FASTNET Stock" is defined in Section 2.1.

         17.29 "Financial Statements" are defined in Section 5.12.

         17.30 "Foreign Plans" are defined in Section 5.21(i)(xii).

         17.31 "GAAP" is defined in Section 5.12.

         17.32 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         17.33 "Guaranteed Obligations" is defined in Section 8.8.

         17.34 "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. ss.172.101 and materials defined as hazardous pursuant to
Section 101(14) of CERCLA.

         17.35 "Holder" is defined in Section 2.1.

         17.36 "Holder Notes" is defined in Section 9.10(c).

         17.37 "Indemnified Party" is defined in Section 10.4.

         17.38 "Indemnifying Party" is defined in Section 10.4.

         17.39 "Indemnity Escrow Property" is defined in Section 3.1(b).

         17.40 "Indemnity Escrow Shares" is defined in Section 3.1.

         17.41 "Intellectual Property" is defined in Section 5.27.

         17.42 "Liabilities" are defined in Section 5.13.

         17.43 "Losses" are defined in Section 10.1.

         17.44 "Merger Cash" is defined in Section 2.1.

         17.45 "Merger Consideration" is defined in Section 2.1.

         17.46 "Merger Effective Date" is defined in Section 4.2.

         17.47 "Merger" is defined in the recitals to this Agreement.

         17.48 "Newco" is defined in the preamble to this Agreement.

         17.49 "Optionees" is defined in Section 5.2.

         17.50 "PCBs" are defined in Section 5.32.

         17.51 "Pension Plan" is defined in Section 5.21.

         17.52 "Permits" mean all permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are owned or held by the Company or held by any Shareholder that relate to the operations of the Company.

         17.53 "Plan" is defined in the recitals to this Agreement.

         17.54 "Principals" is defined in the preamble to this Agreement.

         17.55 "Regulations" are defined in Section 5.22.

         17.56 "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         17.57 "SEC" means the Securities and Exchange Commission.

         17.58 "SEC Reports" is defined in Section 6.5.

         17.59 "Securities Act" is defined in Section 6.5.

         17.60 "Shareholders" are defined in the preamble to this Agreement.

         17.61 "Surviving Corporation" is defined in Section 1.2.

         17.62 "Tax Returns" are defined in Section 5.26.

         17.63 "Taxes" are defined in Section 5.26.

         17.64 "Third Party Claim" is defined in Section 10.4.

         17.65 "UCC" means the Uniform Commercial Code.

         17.66 "Unaudited Balance Sheet" is defined in Section 5.12.

         17.67 "Unaudited Balance Sheet Date" is defined in Section 5.12.

         17.68 "Warrant' is defined in Section 8.9.

         17.69 "Welfare Plan" is defined in Section 5.21.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   FASTNET CORPORATION


                                   By: /S/ Stephen Hurly
                                      ----------------------------------
                                   Name: Stephen Hurly
                                   Title:  Chief Executive Officer and President

                                   FASTNET MERGER CORP.


                                   By: /S/ Stephen Hurly
                                      ----------------------------------
                                   Name:  Stephen Hurly
                                   Title:  Chief Executive Officer and President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                       NETAXS, INC.


                                       By: /s/ Jeffrey Pasquale
                                           ----------------------------
                                       Name: Jeffrey Pasquale
                                       Title:


                                       PRINCIPALS

                                       /S/ Jeffrey Pasquale
                                       ----------------------------
                                       Jeffrey Pasquale


                                       Shares owned: 1,065,792 Common Stock


                                       /S/ Avi Freedman
                                       ----------------------------
                                       Avi Freedman


                                       Shares owned: 1,744,424 Common Stock


                                       /S/ Elbert Basolis, Jr.
                                       ----------------------------
                                       Elbert Basolis, Jr.


                                       Shares owned: 1,065,792 Common Stock

  CERTAIN SCHEDULES AND SIMILAR ATTACHMENTS ARE OMITTED HEREWITH, HOWEVER COPIES OF SUCH MATERIALS WILL BE FURNISHED SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST.


EXHIBIT A -PLAN OF MERGER

EXHIBIT B -INCIDENTAL REGISTRATION RIGHTS

ANNEX I -ARTICLES OF MERGER

ANNEX II -INDEMNITY ESCROW AGREEMENT

ANNEX III -EMPLOYEE AGREEMENTS

ANNEX IV -NOTES

                                    EXHIBIT B
                         INCIDENTAL REGISTRATION RIGHTS


For the purposes of this Exhibit, the following terms shall have the following meanings. All capitalized terms used in this Exhibit and not otherwise defined in this Exhibit shall have the meanings given them in the Agreement.

                  "1933 ACT" shall mean the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such act, together with all rules and regulations promulgated thereunder.

                  "COMMON STOCK" shall mean the common stock of FASTNET.

                  "EMPLOYEE BENEFIT PLAN" shall mean an employee stock option, bonus or other compensation or employee benefit plan.

                  "EXEMPT REGISTRATION" shall mean the Registration of Common Stock to be offered and sold by FASTNET pursuant to (a) an Employee Benefit Plan, (b) a dividend or interest reinvestment plan, (c) other similar plans, or
(d) reclassifications of securities, mergers, consolidations or acquisitions.

                  "HOLDERS" shall mean a Shareholder and any donee, executor, administrator, personal representative, testate or intestate successor or other lawful assignee of a Shareholder, that from time to time owns Registrable Securities.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association, or other entity, or a government or any agency, authority or political subdivision thereof.

                  "PIGGYBACK NOTICE" shall have the meaning given in Section
1(a).

                  "PIGGYBACK SHARES" shall have the meaning given in Section
1(a).

                  "PROSPECTUS" shall mean any prospectus that is a part of a Registration Statement, together with all amendments or supplements thereto.

                  "PUBLIC OFFERING" shall mean any public offering of Common Stock by means of a Registration Statement that has become effective.

                  "REGISTRABLE SECURITIES" shall mean at any time, the then outstanding Shares owned by the Holders.

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

                  "REGISTRATION" shall mean (a) a registration effected by preparing and filing a Registration Statement, and the declaration or ordering of the effectiveness of such Registration Statement, and (b) any contemporaneous registration or qualification of Registrable Securities under any state securities or blue sky laws.

                  "REGISTRATION STATEMENT" shall mean any registration statement filed with the SEC in accordance with the 1933 Act, together with all amendments or supplements thereto.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

                  "SHARES" shall mean the FASTNET Stock issued by FASTNET upon the Closing of the Agreement.

                  1.       INCIDENTAL REGISTRATION.
                           -----------------------

                    (a) If, after twelve months following the Merger Effective Date, FASTNET proposes to or is required to register Common Stock under the 1933 Act, other than in an Exempt Registration, on a registration form that permits inclusion of the Registrable Securities, FASTNET will each such time give written notice (a "Piggyback Notice") to all Holders of Registrable Securities. The Piggyback Notice shall describe in detail the proposed Registration and distribution. Upon the written request of any such Holder given within twenty
(20) days after the date of the Piggyback Notice, FASTNET will use its reasonable best efforts to cause a percentage of such Holder's Registrable Securities, equal to the percentage which such Holder's total Registrable Securities bears to the total outstanding capital stock of FASTNET at such time, that such Holders have requested be registered ("Piggyback Shares") to be registered under the 1933 Act and any applicable state securities or blue sky laws, provided that such Registrable Securities which could be included in such Registration are not otherwise immediately tradable under Rule 144 promulgated under the 1933 Act.

                  (b) FASTNET shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for all Registrations of offerings of Common Stock under this Section 1.

                  (c) Nothing in this Section 1 shall be deemed to require FASTNET to proceed with any Registration of Common Stock after giving a Piggyback Notice.

         2. REGISTRATION PROCEDURES. Whenever FASTNET is required to use its reasonable best efforts to include in a Registration any Registrable Securities, FASTNET will:

                  (a) prepare and file with the SEC a Registration Statement under the 1933 Act with respect to the Common Stock to be registered, and use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, FASTNET will furnish to the Holders and their counsel copies of all such documents proposed to be filed and give such Holders and their counsel an opportunity to review and comment upon such documents;

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

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Common Stock included in such Registration Statement; PROVIDED, HOWEVER, that FASTNET shall have no obligation to file any amendment or supplement following the expiration of the period that ends nine (9) months after the effective date of such Registration Statement;

                  (c) furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Holder may reasonably request in order to enable such Holder to consummate the public sale or other disposition of the Registrable Securities owned by such Holder included in such Registration Statement;

                  (d) use its best efforts to register or qualify all of the Common Stock under such other securities or blue sky laws of such jurisdictions as FASTNET shall reasonably determine; PROVIDED, HOWEVER, that FASTNET shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (provided that FASTNET shall, if required by any such jurisdiction, consent to service of process with respect to matters arising out of the offering of Registrable Securities then being made) or (iv) qualify as a dealer in securities in any such jurisdiction;

                  (e) notify each Holder at any time when a Prospectus relating to the Registrable Securities owned by such Holder is required to be delivered under the 1933 Act, of the happening of any event known to FASTNET as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Holder and subject to subsection (b) above, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause the Registrable Securities included in such Registration to be listed on each securities exchange or national market or quotation system on which the Common Stock is then listed, if any;

                  (g) provide a transfer agent and registrar for the Registrable Securities included in such Registration not later than the effective date of such Registration Statement;

                  (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Registrable Securities included in such Registration or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration; and

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

                  (i) make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder of at least 25% of the Registrable Securities included in such Registration, all financial and other records, pertinent corporate documents and properties of FASTNET, and cause FASTNET's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent and reasonably necessary for the purposes of such Registration Statement.

         3. EXPENSES. To the fullest extent allowable under applicable federal and state securities and blue sky laws, all expenses which would in any event be incurred by FASTNET in effecting the Registration provided for in Section 1 even if no Holder participates in the Registration, but specifically excluding any attorney fees for counsel retained by the Holders and discounts or commissions with respect to the Registrable Securities, shall be borne and paid by FASTNET.

         4. INDEMNIFICATION.

                  (a) In the event of any Registration of the Registrable Securities under the 1933 Act pursuant to this Agreement, FASTNET, to the extent permitted by law, shall indemnify and hold harmless each Holder, each underwriter (as defined in the 1933 Act), each other Person who participates in the offering of such Registrable Securities, and each other Person, if any, who controls (within the meaning of the 1933 Act) each such Holder, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which each such Person may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement, or alleged untrue statement, of any material fact contained, on the effective date thereof, in any Registration Statement under which the Registrable Securities were registered under the 1933 Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Registrable Securities being registered, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, damage, liability or action; PROVIDED, HOWEVER, that FASTNET shall not be liable to any Holder, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission (x) that was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to FASTNET by such Person specifically for use therein, or (y) that was corrected in an amendment or supplement to the Registration Statement or any preliminary Prospectus, summary Prospectus or Prospectus that FASTNET made available to the Holders prior to the date of the transaction giving rise to a claim of liability and that the Holder seeking indemnification failed to deliver to the person asserting the claim prior to the consummation of the transaction, and shall reimburse such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage or liability.

                  (b) Each Holder shall indemnify and hold harmless each other Holder, FASTNET, their directors and officers, each underwriter (as defined in the 1933 Act), and each other Person, if any, who controls (within the meaning of the 1933 Act) each such Holder, FASTNET, or any underwriter, against any losses, claims, damages or liabilities, joint or several, to which any such other Holder, FASTNET, any such director or officer, any such underwriter, or any such Person may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the 1933 Act at the request of the Holders, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with the Registrable Securities, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such untrue statement or omission (x) was made in such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing by such Holder specifically for use therein, or
(y) such untrue statement or omission was corrected in an amendment or supplement to the Registration Statement or any preliminary Prospectus, summary Prospectus or Prospectus that FASTNET made available to the Holders prior to the date of the transaction giving rise to a claim of liability and that the Holder selling Registrable Securities in such transaction failed to deliver to the person asserting the claim prior to the consummation of the transaction, and shall reimburse such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage or liability.

                  (c) Indemnification similar to that specified in subsections
(a) and (b) of this Section 4 (with such modifications as shall be appropriate) shall be given by FASTNET or the Holder, as the case may be, under any federal or state securities or blue sky law or regulation other than the 1933 Act.

                  (d) Any Person that proposes to assert the right to be indemnified under subsections (a), (b) or (c) of this Section 4 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person under such subsections (a), (b) or (c), notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such action and to control the defense thereof. The Person seeking indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; PROVIDED, HOWEVER, that notwithstanding the foregoing, in any case when indemnification is sought from a Person and (i) the Person seeking indemnification has been advised by counsel that representation of such Person and the indemnifying Person by the same counsel would be inappropriate under applicable standards of professional conduct, or (ii) the indemnifying Person has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Indemnifying Person and the Person seeking indemnification shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent. No indemnifying Person will consent to the entry of any judgment or enter into any settlement (without the consent of the indemnified Person) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of the applicable claim or litigation.

                  (e) The indemnification provided for under this Section 4 will remain in full force and effect regardless of any investigation made by or on behalf of the Person seeking indemnification or any officer, director or controlling Person of such Person seeking indemnification and will survive the transfer of Registrable Securities.

                  (f) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified Person in respect of any losses, claims, damages or liabilities in respect thereof referred to herein, then each indemnifying Person shall, in lieu of indemnifying such indemnified Person, contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of FASTNET, on the one hand, and the Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by FASTNET, on the one hand, or the Holders, on the other hand, and the Persons' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. FASTNET and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigation or defending any such action or claim. Notwithstanding the contribution provisions of this Section 5, in no event shall the amount contributed by any Holder of Registrable Securities exceed the aggregate gross offering proceeds received by such Holder from the sale of Registrable Securities to which such contribution claim relates. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

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

         5. PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Holder may participate in any underwritten Registration hereunder unless (i) such Holder agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by FASTNET, (ii) such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) the Holders of a majority of the Registrable Securities included in such Registration shall have designated a single agent to act for them in connection with the Registration.

         6. MARKETING RESTRICTIONS. If:

                  (a) any Registrable Securities are to be registered pursuant to Section 1, and

                  (b) the offering proposed to be made is to be an underwritten Public Offering, and

                  (c) the manager or co-managers of such Public Offering furnish a written opinion that the total amount of Registrable Securities to be included in such offering would exceed the maximum amount of securities of FASTNET (as specified in such opinion) that can be marketed at a price reasonably related to the then current market value of such Registrable Securities and without materially and adversely affecting such offering, then the relative rights to participate in such offering of FASTNET and the Holders of Registrable Securities having the right to include such Registrable Securities in such Registration shall be in the following order of priority:

         First: FASTNET shall be entitled to include Common Stock in such Registration; and then

         Second: The Holders of Registrable Securities having the right to include such Registrable Securities in such Registration shall be entitled to participate pro rata among themselves in accordance with the number of shares of Registrable Securities that each such Holder shall have requested be registered;

and no Registrable Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by any Holder in a transaction that would require registration under the 1933 Act until the expiration of one hundred eighty (180) days after the effective date of the Registration Statement in which Registrable Securities were included.

Notwithstanding the foregoing or anything to the contrary, the Holders agree that the incidental registration rights of the Holders set forth herein shall be subordinate to the registration rights of the current or future holders of FASTNET's Preferred Stock, and that other current or future holders of common stock with incidental registration rights granted by FASTNET shall be entitled to participate herein as if they were Holders of Registrable Securities.

                                       53